Exhibit 16.1

April 21, 2016

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4.1 Changes in Registrants Certifying Accountant included in the Form 8-K dated April 21, 2016 of MOJO Organics, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

Very truly yours,

/s/ Cowan, Gunteski & Co., P.C.

Reply to: 730 Hope Road Tinton Falls NJ 07724 Phone: 732.676.4100 Fax: 732.676.4101

40 Bey Lea Road, Suite A101 Toms River NJ 08753 Phone: 732.349.6880 Fax: 732.349.1949

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Auditors of SEC Registrants under the PCAOB

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